UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2011

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) At the Annual Meeting of Stockholders of InfuSystem Holdings, Inc. (the “Company”) held on May 27, 2011 (the “Annual Meeting”), the Company’s stockholders approved two proposals amending the Company’s 2007 Stock Incentive Plan (the “Plan”), effective on such date. The Plan was amended to: (i) increase the total number of shares authorized for issuance under the Plan by 3,000,000 shares (the “Increase”) and (ii) re-approve the criteria for performance-based awards under the Plan (the “Re-Approval”). Except for the Increase and the Re-Approval, no changes were made to the Plan.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The following matters were voted on at the Annual Meeting:

1. The stockholders elected all of management’s nominees for election to the Company’s Board of Directors. The results of the vote taken were as follows:

Director Name	For	Withheld	Broker Non-Votes
Sean McDevitt	8,291,321	5,410,587	2,403,003
David Dreyer	8,259,575	5,442,333	2,403,003
Timothy Kopra	8,259,575	5,442,333	2,403,003
Pat LaVecchia	8,284,771	5,417,137	2,403,003
Jean-Pierre Millon	8,259,575	5,442,333	2,403,003
John Voris	8,259,575	5,442,333	2,403,003
Wayne Yetter	8,261,575	5,440,333	2,403,003

2. The stockholders approved the Increase. The results of the vote taken were as follows:

For:	6,995,377

Against:	6,423,155

Abstain:	283,376

Broker Non-Votes:	2,403,003

3. The stockholders approved the Re-Approval. The results of the vote taken were as follows:

For:	7,923,467

Against:	5,475,505

Abstain:	302,936

Broker Non-Votes:	2,403,003

4. The stockholders ratified the selection, by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP, independent registered public accounting firm, as auditors of the Company for the year ending December 31, 2011. The results of the vote taken were as follows:

For:	16,016,081

Against:	76,639

Abstain:	12,191

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ James M. Froisland
James M. Froisland
Chief Financial Officer

Dated: May 27, 2011